Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Form 20-F of our report dated May 9, 2025, relating to the consolidated financial statements of Youlife Group Inc., appearing in this report.

We also consent to the reference to us under the heading “Experts” in this report.

/s/ OneStop Assurance PAC

Singapore

July 17, 2025